-------------------------------------------------------------------------------
[Logo]                                           Norwest Bank North Dakota, N.A.




Jodi Uecker-Rust
Great Plains Software
1701 38th St. S.W.
Fargo, ND 58103

Dear Jodi:

We have received your request to renew your Lease Agreement with Norwest for the space located at 901 40th Street SW, Fargo, North Dakota. Norwest agrees to accept you request for renewal for a term of one (1) year.

The rental rate will remain at $3,258.33 monthly. The new expiration date of the Lease is May 31, 1997. This is the only option to renew contained in the Lease Agreement. Should Great Plains wish to extend past the new expiration date of May 31, 1997, please allow sufficient time, 120 days, to negotiate a new Lease Agreement prior to expiration of the existing Lease.

Sincerely,


/s/ Rick Gartner
Rick Gartner
Vice President

                                     NORWEST

                                   LEASE WITH

                              GREAT PLAINS SOFTWARE

                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE

    1.  Basic Lease Information                                             3
    2.  Premises                                                            4
    3.  Term                                                                4
    4.  Acceptance of Premises                                              5
    5.  Rent                                                                5
    6.  Operating Cost                                                      5
    7.  Rentable Area                                                       6
    8.  Use                                                                 6
    9.  Business Hours                                                      6
   10.  Repairs by Lessor                                                   6
   11.  Repairs by Lessee                                                   7
   12.  Alterations                                                         7
   13.  Termination                                                         7
   14   Signs                                                               8
   15.  Access                                                              8
   16.  Utilities and Services                                              8
   17.  Assignment and subletting                                          10
   18.  Fire and casualty                                                  10
   19.  Subrogation                                                        11
   20.  Liability                                                          11
   21.  Insurance                                                          11
   22.  Eminent Domain                                                     12
   23.  Holding Over                                                       12
   24.  Quiet Enjoyment                                                    12
   25.  Events of Default                                                  13
   26.  Default                                                            13
   27.  Subordination of Lease                                             14
   28.  Novation in Event of Sale or Transfer                              14
   29.  Notices                                                            14
   30.  Rules and Regulations                                              15
   31.  Government/Legal Action                                            15
   32.  Light and Air                                                      15
   33.  Brokerage Fees                                                     15
   34.  Force Majeure                                                      15
   35.  Substitute Premises                                                16
   36.  Miscellaneous Taxes                                                16
   37.  Estoppel Certificate                                               16
   38.  Miscellaneous                                                      17
   39.  Invalidity of Particular Provisions                                17
   40.  Governing Law                                                      17
        Signatures                                                         18

                                    EXHIBITS

   Demised Space Exhibit                                                    A
   Lessee Improvement Agreement                                             B
   Building Rules & Regulations                                             C

LEASE AGREEMENT ("LEASE")

This Lease, is made and entered into this 20th day of April, 1994 by and between Lessor and Lessee as described in Article 1.A. and Article 1.B.

1. BASIC LEASE INFORMATION: The following basic lease information is a part of this Lease, but does not constitute the entire Lease. Lessee acknowledges that it has read all exhibits which are a part hereof and agrees that this Lease, including the basic lease information and all exhibits reflect the entire understanding and reasonable expectations of Lessor regarding the Premises. Lessee also acknowledges that it has had the opportunity to review this Lease prior to execution with legal counsel and/or such other advisors as Lessee deems appropriate.

     In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:
     A.   LESSOR:       Norwest Bank North Dakota, N.A.
                        ------------------------------------------------------
                        406 Main Avenue
                        ------------------------------------------------------
                        Fargo, ND 58126
                        ------------------------------------------------------

     B.   LESSEE:       Great Plains Software
                        ------------------------------------------------------
                        1701 38th Street SW
                        ------------------------------------------------------
                        Fargo, ND  58103
                        ------------------------------------------------------

     C. LEASED PREMISES: The Rentable Area, as defined in Article 7, located within the Building, as defined in Article 1. D., consisting of approximately 4,600 usable square feet as shown on Exhibit A to this Lease.

     D. BUILDING: The building which is located at: 901 40th Street SW, Fargo, ND 58103, known as Village Square Office Park.

     E. LEASE TERM: 2 Years and 0 Months, beginning on the Commencement Date, as defined in Article 1. F, and ending on the Expiration Date, as defined in Article 1. G.

          This Agreement may be renewed by Lessee, with Lessors concurrence, for one (1) additional term of one (1) year. In order to renew the Agreement for the additional term, Lessee must provide Lessor with written notice of its election to renew at least one-hundred twenty
          (120) days prior to the expiration of the current term. Lessor upon receipt of notice to renew, will promptly notify Lessee if Lessor elects not to renew this agreement.

     F.   COMMENCEMENT DATE:    June 1, 1994
                             ------------------------------------------------

     G.   EXPIRATION DATE:    May 31, 1996
                             ------------------------------------------------
     H.   SECURITY DEPOSIT:   0
                             ------------------------------------------------
     I.   MONTHLY RENT: $3,258.33 per month equaling an annual rent of
          $39,100

     J.   LEASE PAYMENT ADDRESS:

                              Norwest Bank North Dakota, N.A.
                     ----------------------------------------------------------
                              406 Main Avenue
                     ----------------------------------------------------------
                              Finance Dept. M.S. 7038
                     ----------------------------------------------------------
                              Fargo, ND 58126
                     ----------------------------------------------------------

     K.   USE:  For use as:   GENERAL OFFICE
                            ---------------------------------------------------

     L. BUILDING POWER STANDARDS: Electrical distribution systems for power and lighting to the Leased Premises and special electrical systems are not to exceed 6 watts per square foot.

     M. PROPERTY: That certain parcel of land on which the Building is located situated in the County of Cass State of North Dakota, and legally described as follows: E 110, Lot 1, Block 5, W 240, Lot 2

     N.   LESSOR NOTIFICATION ADDRESS:
                              Norwest Bank North Dakota, N.A.
                     ----------------------------------------------------------
                              406 Main Avenue
                     ----------------------------------------------------------
                              Properties Department M.S. 7041
                     ----------------------------------------------------------
                              Fargo, ND 58126
                     ----------------------------------------------------------

     If any other provision of this Lease contradicts any definition in this Article, the other provision will prevail.

     The following exhibits are attached to this Lease and are made parts of this Lease:

          Exhibit A - Leased Premises
          Exhibit B - Lessee Improvement Agreement
          Exhibit C - Building Rules and Regulations
          Addendum

2. LEASED PREMISES: In consideration of the obligation of Lessee to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Leased Premises as described in Article 1. C., which is located in the Building as described in Article 1. D., together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Leased Premises, and together with the right to use in common with Lessor and other lessees in the Building, and its and their employees, agents, representatives and invitees, any common areas and facilities of the Building.


3.   LEASE TERM:   The Lease Term shall be as described in Article 1. E. .

4.   ACCEPTANCE OF PREMISES:   Lessee acknowledges that it has inspected the
Leased Premises and accepts it in its present condition as suitable for the purpose for which it is leased, and further acknowledges that no representations as to the repair of the Leased Premises nor promises to alter, remodel or improve the Leased Premises have been made by Lessor, except as may be provided on Exhibit B attached hereto and incorporated herein. In the event there are leasehold improvements which are to be completed by Lessor, and Lessor does not complete leasehold improvements and deliver possession of the Leased Premises on or before said Commencement Date, or if Lessor is unable for reasons beyond Lessor's control to deliver possession of the Leased Premises by such date, Lessor shall not thereby be deemed to be in default hereunder, and shall not thereby be liable to Lessee for any loss, damage, cost and expense suffered or incurred by Lessee, nor shall the Commencement Date of the Lease or the Lease Term of the Lease be affected or changed thereby, and Lessee agrees to accept possession of the Leased Premises at such time as Lessor is able to tender the same; provided, however, that Lessor hereby waives payment of Monthly Rent, as defined in Article 5, covering any period prior to the tendering of possession to Lessee hereunder, except as otherwise provided on Exhibit B attached hereto.

     Lessee shall pay a Security Deposit as described in Article 1. H., upon execution of this Lease. Said Security Deposit shall be held by Lessor during the Lease Term of this Lease. On the condition that the Leased Premises have been returned to Lessor in condition required by this Lease and all obligations of Lessee hereunder have been complied with by the Lessee, Lessor shall return the Security Deposit without interest to Lessee upon expiration of this Lease. If such conditions have not been complied with, Lessor may use said Security Deposit for the purpose of fulfilling said conditions.


5. MONTHLY RENT: Lessee shall pay to Lessor during the Lease Term a Monthly Rent as described in Article 1. I. plus any Additional Rent as herein defined and as adjusted from time to time in accordance with the provisions of this Lease, payable in advance on the first day of each month during the Lease Term in lawful money of the United States to Lessor without any deduction or set off whatsoever, at the Lease Payment Address as described in Article 1. J.. Additional Rent is hereby defined as, but not limited to, charges for services above building standards and late charges. Appropriate adjustment of Lessee's Additional Rent shall be made on the basis of actual cost, without markup, for disproportionate services (whether greater or lesser than standard services) to Lessee or to other lessees.


6.   OPERATING COST:   Subject to Article 16, operating costs are included as
part of Monthly Rent and will not be treated in any other fashion.


7. RENTABLE AREA: Rentable Area shall be determined by Building Owners and Managers Association ("BOMA") standards for measuring floor area in office buildings as follows:

A. Rentable Area of a single tenancy floor, whether above or below grade shall be computed by measuring to the inside finish of permanent outer Building walls, or from the glass line where at lease 50% of the outer Building wall is glass. Rentable Area shall include all area within the outside walls, excluding stairs, elevator shafts, flues, pipe shafts, vertical ducts, air conditioning rooms, fan rooms, janitor closets, and such other rooms and their enclosing walls not actually available to the Lessee for furnishings and personnel. Toilet rooms within and exclusively serving only that floor shall be included in Rentable Area.

B. Rentable Area for a partial floor shall include all space within the demising walls (measured from the midpoint of demising walls and in the case of exterior walls, measured as set forth in (7 A) above), excluding vertical penetrations such as building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts, plus Lessee's proportionate share of the common areas such as lobbies, corridors, toilet and mechanical rooms, telephone and electrical closets, and service areas in the Building. Vertical penetrations which are for a specific use of Lessee, such as special stairs or elevators, shall be included as Rentable Area. No deductions from Rentable Area will be made for columns or projections necessary to the support of the Building.


8.   USE:   The Leased Premises shall be used for the purpose as described in
Article 1. K. No part of the Leased Premises shall be used for any purpose which constitutes a nuisance or which is illegal, offensive, termed hazardous by insurance companies or which may make void or voidable any insurance on the Building or which may increase the premiums therefor, or which will interfere with the general safety, comfort and convenience of the Lessor or other lessees of the Building. There shall be no sale of food or beverages by any means without the prior written consent of Lessor. LESSEE SHALL NOT PERMIT INTOXICATING LIQUORS TO BE KEPT OR SOLD IN THE LEASED PREMISES. It is understood that Lessor may occupy portions of the Building in the conduct of the Lessor's business. In such event, all references herein to other lessees of the Building shall be deemed to include Lessor as an occupant or lessee.


9. BUSINESS HOURS: Business Hours used herein shall mean the hours the Lessor is customarily open for business, Traditional Holidays, as herein defined, excepted. The following dates shall constitute Traditional Holidays as said term is used in this Lease:


                    (1) New Year's Day
                    (2) Memorial Day
                    (3) Independence Day
                    (4) Labor Day
                    (5) Thanksgiving Day
                    (6) Christmas Day

    If in the case a different day shall be observed other than the respective day above-described, then that day which constitutes the day generally observed by national banks in the city in which the Leased Premises is located, shall constitute the Traditional Holiday under this Lease.


10. REPAIRS BY LESSOR: Lessor shall at its expense maintain in good repair, reasonable wear and tear excepted, only the roof, foundation and the structural soundness of the exterior walls of the Building and those portions of the plumbing, heating, air conditioning, and electrical systems located within, but not serving exclusively, the Leased Premises. Lessee shall repair and pay for any damage caused by the act or negligence of Lessee or Lessee's employees, agents, representatives, customers or invitees, or caused by Lessee's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass doors. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor's liability hereunder shall be limited to the cost of such repairs or curing of such defects.


11. REPAIRS BY LESSEE: Lessee shall at its own cost and expense maintain all other parts of the Leased Premises in good repair, reasonable wear and tear excepted, and shall take good care of the Leased Premises and its fixtures and permit no waste of any kind. Lessee will keep the whole of the Leased Premises in a safe, clean, and sanitary condition, and will at the expiration of the Lease Term or other termination of this Lease, surrender the same to Lessor in the same order and condition as said Leased Premises was in at the commencement of the Lease Term, reasonable wear and tear excepted.


12. ALTERATIONS: Lessee shall not make any alterations of, or additions to, the Leased Premises without the prior written consent of Lessor. Lessee will not permit any mechanics', laborers' or material men's liens to stand against the Leased Premises, Building or the Property for any labor or material furnished to or for the account of Lessee, or claimed to have been so furnished in connection with any work performed or claimed to have been performed in, or about the Leased Premises.

     Notwithstanding anything to the contrary contained in this Lease, Lessor shall in all events have the right to prescribe the weight and position of any safes and other heavy equipment placed in or on the Leased Premises by Lessee. Any and all damage or injury to the Leased Premises or the Building caused by moving the property of Lessee in or out of the Leased Premises, or due to the same being in or on the Leased Premises, shall be repaired by Lessee at its sole cost and expense. No equipment, fixtures, furniture or other bulky matter will be received into or carried in the Building, except at such places and in such manner as approved by Lessor, and all moving of Lessee's property in or out of the Leased Premises shall be done only after Lessee has received Lessor's consent and then under the direct control and supervision of Lessee.


13. TERMINATION: At the termination of this Lease, Lessee shall, if Lessor so elects, remove all alterations and additions erected by Lessee, other than those identified on Exhibit B attached hereto and incorporated herein, and restore the Leased Premises to its original condition. If not so removed by Lessee such improvements shall be delivered up to the Lessor with the Leased Premises. All movable office furnishings and trade fixtures installed by Lessee may be removed by Lessee at the termination of this Lease if Lessee so elects, and shall be removed if required by Lessor. All such removal and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Leased Premises and Building. Personal property remaining in the Leased Premises at the expiration of the Lease Term or other termination of this Lease shall be deemed abandoned, and

Lessor may dispose of the same in a manner Lessor deems most expedient. Lessee shall reimburse Lessor for any expenses incurred by Lessor with respect to removal or storage of abandoned property and with respect to restoring said Leased Premises to good order, condition and repair.

     If the Leased Premises are not surrendered at the end of the Lease Term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Leased Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Leased Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of combinations on any vaults, locks and safes on the Leased Premises.


14. SIGNS: Lessee shall not display, inscribe, print, maintain, or affix any signs or other advertising matter or material on the Property, or on the exterior of the Building or on the interior of the Building, or in any window of the Building or the Leased Premises, without the prior written consent of the Lessor. The Lessor shall have the right to install and maintain a sign or signs on the Property, or on the exterior or interior of the Building. The Lessor shall have the right to change the name or street address of the Building.


15. ACCESS: Lessor, its agents and representatives shall be entitled to keep pass keys to the Leased Premises and, upon reasonable notice, shall have the right to enter and inspect the Leased Premises at reasonable times, and in the case of emergency at any time and without notice, for the purpose of ascertaining the condition thereof or in order to make such repairs as may be required to be made by Lessor under the terms of this Lease or as Lessor may deem necessary. During the period that is six (6) months prior to the end of the Lease Term hereof, unless notified by Lessee of it's intent to extend said Lease, Lessor and Lessor's agents and representatives shall have the right to enter the Leased Premises at reasonable times for the purpose of showing the Leased Premises and shall have the right to display on the Leased Premises a sign which indicates that the Leased Premises are available. Any such entry by Lessor shall never be deemed an eviction or disturbance of Lessee's possession of the Leased Premises, or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee's obligations under this Lease.

     The right of entry reserved shall not be deemed to impose any greater obligation on Lessor to clean, maintain, repair or change the Leased Premises than is specifically provided in this Lease. The Lessor, its agents and representatives may at any time in case of emergency enter the Leased Premises and do such acts as Lessor may deem proper in order to protect the Leased Premises, the Property, the Building, or any occupants of the Building.


16.  UTILITIES AND SERVICES:

A. AIR CONDITIONING AND HEAT: Lessor shall furnish air conditioning and heat to the Leased Premises for normal purposes only during Business Hours. Lessee agrees not to use any apparatus or device, in or upon or about the Leased Premises, which in any way may increase the amount of such services usually furnished or supplied to the Leased Premises, and Lessee further agrees not to connect any apparatus or device with the conduits or pipes, or other means, by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without the prior written consent of Lessor. Should Lessee use such services to excess or request the use of such services at other than Business Hours, Lessor reserves the right to charge for such services. which shall be payable as Additional Rent. Should Lessee fail to make payment upon demand of Lessor, such failure shall constitute a breach of the obligation to pay Additional Rent under this Lease and shall entitle Lessor the rights hereinafter granted for such breach.

B. ELECTRICAL SERVICE: Lessor shall maintain electrical facilities to provide sufficient power for typewriters and other office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment or special lighting which is in excess of Building Power Standards as described in Article 1. L.

     Lessee will obtain prior written approval from Lessor before installing electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current which will in any way increase the amount of electricity normally furnished for use in a general office space. Lessee will pay for the additional electricity, any installation cost, and any other costs associated with the additional use.

C. KEYS: Lessor shall furnish Lessee with two (2) keys for each door entering the Leased Premises. Additional keys ordered by Lessee will be at the expense of Lessee. All such keys shall remain the property of the Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's written permission, and Lessee shall not make, or permit to be made, any duplicate keys, except those approved or furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys to the Leased Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, which will remain in the Leased Premises.

D. ELEVATORS: If the Building has a passenger elevator which provides service to the Leased Premises, Lessor shall furnish passenger elevator service whenever the Building is open. Lessor shall have the right to stop the operation of said elevators whenever alterations, improvements or repairs therein or in the machinery or appliances connected therewith shall be necessary or desirable and shall not be liable for damages for any such stoppage of service.

E. JANITORIAL: Lessor shall furnish such janitor service as, in the sole judgment of Lessor, is necessary for the comfortable use and occupancy of the Leased Premises, except on Saturdays, Sundays and Traditional Holidays. All janitorial services shall be performed in accordance with work schedules established by the Lessor. Providing that the amount of trash (paper waste) does not exceed what would be customary for a general office of the size of the Leased Premises, trash removal shall be furnished by the Lessor. If Lessee has a significant increase in paper waste or periodically disposes of large containers, additional costs incurred by the Lessor for the Lessee's actions shall be passed back to the Lessee as Additional Rent. Failure to reimburse Lessor for said costs will be considered a default under the terms of this Lease. If the Lessor implements a trash recycling program which affects the janitorial service as provided under this Lease, and Lessor provides at it's cost the necessary equipment to participate, Lessee will participate in said program.

F. WATER: Lessor shall provide water for drinking, lavatory and toilet purposes only.

G. WASTE: Lessee shall not waste electricity, water, heat or air conditioning or any other utility, and shall cooperate fully with Lessor to insure the most effective operation of the Building's heating and air conditioning, which shall include closing venetian blinds and drapes and keeping all windows closed when air conditioning is in use, and shall refrain from attempting to adjust any controls other than room thermostats, if any, installed for Lessee's use.

H.   TEMPORARY INTERRUPTION OF SERVICES:   Lessor shall not be liable to Lessee,
     its agents, employees, representatives, customers or invitees for any inconvenience, loss or damage or for any injury to any person or property caused by or resulting from any casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor's reasonable control, or from any temporary failure or lack of services and Lessee shall indemnify Lessor and hold Lessor harmless from any claim or damage because of such inconvenience, loss, damage or injury. No variation, interruption or failure of such services incident to the making of repairs, alterations or improvements or due to casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor's reasonable control or temporary failure or lack of such services shall be deemed an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.


17. ASSIGNMENT AND SUBLETTING: Lessee shall not have the right to assign this Lease, or to sublet the whole or any part of the Leased Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Upon each request made by Lessee to Lessor for Lessor's consent hereunder, Lessee shall pay to Lessor a processing fee not to exceed, in each instance, $250.00. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the Monthly Rent and Additional Rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Lessor shall have the right to assign any of its rights under this Lease, and upon any such assignment, and provided that the assignee assumes all of Lessor's obligations hereunder, Lessor shall be relieved of any and all such obligations.


18. FIRE AND CASUALTY: If the Building or any part thereof is damaged or destroyed by fire or other casualty, the Lessor shall have the right to terminate this Lease, provided it gives written notice thereof to the Lessee within ninety (90) days after such damage or destruction. Such notice shall state Lessor's intention to terminate this Lease not less than ninety (90) days after Lessee's receipt of such notice. If a portion of the Leased Premises is damaged by fire or other casualty and this Lease is not thereby terminated, the Lessor shall, at its expense, restore the Leased Premises exclusive of any improvements or other changes made to the Leased Premises by Lessee, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible, and Monthly Rent shall abate during such period of time as the Leased Premises are untenantable in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. The Lessor shall not be responsible to the Lessee for damage to, or destruction of, any furniture, equipment, improvements or other changes made by the Lessee in, on or about the Leased Premises regardless of cause of damage or destruction.


19. SUBROGATION: Lessor and Lessee each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder even if such loss or damage shall have been caused by the fault or negligence of the other party, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's insurance policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each agree that it will request its insurance carrier to include in its policies such a clause or endorsement.


20. LIABILITY: With the exception of those claims arising out of Lessor's gross negligence or willful misconduct, Lessor shall not be liable to Lessee, or those claiming through or under Lessee, for injury, death or property damage occurring in, on, or about the Property, the Building, the Leased Premises and appurtenances thereto, and Lessee shall indemnify Lessor and hold it harmless from any claim or damage arising out of any injury, death or property damage occurring in, on or about the Leased Premises to Lessee or an employee, customer or invitee of Lessee.


21.  INSURANCE:

A. Lessor agrees to purchase in advance, and to carry in full force and effect the following insurance:

     1) "All risk" property insurance coverage on the Building, exclusive of Lessee's leasehold improvements, in such amount as Lessor deems prudent.

     2) Comprehensive general public liability insurance covering the Property, in a combined single limit amount of not less than $2,000,000.00, and written on an "occurrence" basis.

B. Lessee agrees to purchase in advance, and to carry in full force and effect the following insurance:

     1) "All risk" property insurance covering the full replacement value of all of Lessee's leasehold improvements, trade fixtures and personal property within the Leased Premises.

     2) Comprehensive general public liability insurance covering all acts of Lessee, its employees, agents, representatives and guests on or about the Leased Premises, containing a contractual liability endorsement, in a combined single limit amount of not less than $2,000,000.00 and written on an "occurrence" basis.

     3) All policies must contain a clause which requires the insurer to provide thirty (30) days notice to Lessor prior to cancellation of the policy.

C. In addition, if at any time Lessee allows said insurance to lapse, Lessor, upon notification, can place said insurance on behalf of Lessee and immediately bill Lessee for the amount of the insurance premium. Any such premium will become a part of the Additional Rent owing at the time the premium is billed and will qualify for all rights of collection as afforded by this Lease.


22. EMINENT DOMAIN: If the entire Building is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, Lessor shall have the right to terminate this Lease by giving written notice thereof to Lessee within ninety
(90) days after the date of taking. Such notice shall state Lessor's intention to terminate this Lease not less than ninety (90) days after Lessee's receipt of such notice. If a portion of the Leased Premises is taken by eminent domain and this Lease is not thereby terminated, Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the Leased Premises by Lessee, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Monthly Rent shall abate during such period of time as the Leased Premises are untenantable, in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. All damages awarded for a taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to, and be the property of, Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate hereby created or to the fee of the Leased Premises provided, however, that Lessor shall not be entitled to any award made to Lessee for loss of business, fair value of, and cost of removal of stock and fixtures. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.


23. HOLDING OVER: Should Lessee, or any of its successors in interest, hold over the Leased Premises or any part thereof, after the expiration of the Lease Term, such holding over shall constitute and be construed as a tenancy from month-to-month only. The inclusion of the preceding sentence shall not be construed as Lessor's permission for Lessee to hold over. The monthly rent during such month-to-month tenancy shall be at one and one half (1 1/2) times the amount set forth in Article 1. I.


24. QUIET ENJOYMENT: Lessor represents and warrants that it has full right and authority to enter into this Lease and that Lessee, upon paying the Monthly Rent and Additional Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term without hindrance or molestation from the Lessor, subject to the term and provisions of this Lease.

25. EVENTS OF DEFAULT: The following events shall be deemed to be events of default by Lessee under this Lease:

A. Lessee shall fail to pay any installments of the Monthly Rent herein provided or any other charge payable hereunder within five (5) days of the respective due date.

B. Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

C. Lessee shall file or have filed against it a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.

D. A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

E.   Lessee shall desert or vacate any substantial portion of the Leased
     Premises.

F. Lessee shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Article 25) and shall not cure such failure within ten (10) days of receiving written notice of failure thereof to Lessee.


26. DEFAULT: Lessee hereby agrees that if an Event of Default occurs, then, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, at Lessor's option, Lessor may annul and cancel this Lease as to all future rights of Lessee. Lessee further agrees that in case of any such termination Lessee will indemnify the Lessor against all loss of Monthly Rent and Additional Rent and other damage which Lessor may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the Leased Premises and putting the same in Rentable condition, costs of renting the Leased Premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination and all reasonable attorneys fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of Monthly Rent or Additional Rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any breach hereof, or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

     In the event Lessee fails to pay any installment of Monthly Rent or Additional Rent hereunder as and when such installment is due, or any other charge payable hereunder as and when such charge is due, Lessee, if permitted by law, shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment or other charge, or $25.00, whichever is greater, and failure to pay such late charge within ten (10) days after demand therefore shall be an Event of Default hereunder. The provision for such late charge shall be in addition to all Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

27. SUBORDINATION OF LEASE: The rights of the Lessee under this Lease shall be and are subject and subordinate at all times to all ground leases, and or underlying Leases, if any, now or hereafter in force against the Building, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and/or the Building, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that Lessee's rights under this Lease and possession of the Leased Premises shall not be disturbed so long as tenancy is not in default hereunder. This Paragraph 27 is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination Lessee shall promptly execute such further instruments as may be requested by the Lessor. Lessee at the option of any mortgagees, or the Lessor under any such ground lease or underlying leases, agrees to attorn to such mortgagee or Lessor in the event of a foreclosure sale or deed in lieu thereof or termination by the Lessor of any such lease. Failure of the Lessee to execute any of the above instruments within fifteen (15) days upon written request to do so by the Lessor, shall constitute a breach of this Lease and the Lessor will be entitled to, at its option; i) execute, acknowledge and deliver any such instrument on behalf of Lessee as Lessee's attorney-in-fact (Lessee hereby constituting and irrevocably appointing Lessor as Lessee's attorney-in-fact for such purpose) and/or, ii) cancel this Lease and terminate the Lessee's interest therein.


28. NOVATION IN EVENT OF SALE OR TRANSFER: In the event of the sale of the Property or the Building or the transfer of the title thereto, Lessor shall be relieved of all of the covenants and obligations created by this Lease, except as to breaches thereof occurring prior to such sale or transfer, and such sale or transfer shall automatically result in the purchaser or transferee assuming and agreeing to carry out all of the covenants and obligations of Lessor herein from and after such sale or transfer.


29. NOTICES: Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with referenced to the sending, mailing or delivery of any notice or the making of any payment by Lessor to Lessee or by Lessee to Lessor shall be deemed to be complied with, when and if, the following steps are taken:

A. All payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address set forth in Article 1. J. or at such other addresses Lessor may specify from time to time by written notice delivered in accordance herewith.

B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names as shown in Article 1. N. for Lessor, and 1. B. for Lessee, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

C. Any notice of document required or permitted to be delivered hereunder by Lessor to Lessee also shall be deemed to be delivered if and when delivered personally to Lessee at the Leased Premises.

30. RULES AND REGULATIONS: Lessee shall observe such rules and regulations as set forth in Exhibit C which from time to time may be put in effect by Lessor for the general safety, comfort and convenience of Lessor, occupants and tenants of the Building.


31. GOVERNMENTAL/LEGAL ACTION: Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by the Lessor, the Lessor shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any action taken by the Lessor, if such action is pursuant to any governmental regulations, requirements, directives or requests, or if the Lessor deems such action to be for the benefit of our national interest or the general public.

A. Without limiting the generality of the foregoing, the Lessor may reduce the quantity and quality of all utility and other services and impose such regulations as the Lessor deems necessary in order to conserve energy, and may change the normal hours of operation of the Building. Utility in the sense of this paragraph includes, but is not limited to heating, cooling, electricity, water and all the sources of energy needed to provide such.

B. Throughout the Term of this Lease, Lessee shall observe and comply with all governmental codes, laws, requirements, rules, orders, ordinances and regulations, and orders or recommendations of insurance carriers or fire insurance rating organizations applicable to the Leased Premises or the business conducted therein, hereinafter called "Legal Requirements", whether or not any work necessary to be done in order to comply with such Legal Requirements be ordinary, extraordinary or otherwise, is required by any existing or future Legal Requirement, or is within the present contemplation of Lessor and Lessee, including, but not limited to, any demolition, reconstruction, alteration or repair of any part of the Leased Premises. It is the intention of the parties that Lessee shall and does hereby assume the entire responsibility of complying with all Legal Requirements which affect the Leased Premises. If any alterations are required, they shall be completed in accordance with Article 12.


32. LIGHT AND AIR: Lessee has no right to light or air over the Property or any premises adjoining the Building.


33. BROKERAGE FEES: Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this Lease and Lessee hereby indemnifies and holds harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this Lease. The provisions of this paragraph shall survive the expiration or termination of this Lease.


34. FORCE MAJEURE: If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Article 34 shall at no time operate to excuse Lessee from any obligations for payment of Monthly Rent, Additional Rent or any other payments required by the terms of this Lease when same are due, and all such amounts shall be paid when due.


35. SUBSTITUTE PREMISES: If the Leased Premises contain an area of 2,000 square feet or less, Lessor shall have the right at any time during the Lease Term hereof, upon giving Lessee not less than sixty (60) days prior written notice, to provide and furnish Lessee with space elsewhere in the Building of approximately the same size as the Leased Premises and remove and place Lessee in such space, with Lessor to pay all reasonable costs and expenses incurred as a result of such relocation of Lessee. Should Lessee refuse to permit Lessor to move Lessee to such new place at the end of said sixty (60) day period, Lessor shall have the right, but not the obligation, to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Lessor. If Lessor moves Lessee to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and shall be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Leased Premises as though Lessor and Lessee had entered into an express written amendment of this Lease with respect thereto; provided, however, that Monthly Rent payable hereunder shall be increased or decreased, as the case may be, by the product of the difference in the number of square feet of Rentable Area in such new place and the number of square feet of Rentable Area in the Leased Premises subject to this Lease immediately prior to such move times the Monthly Rent prior to such move divided by the Rentable Area of the Leased Premises prior to such move.


36. MISCELLANEOUS TAXES: Lessee shall pay prior to delinquency all taxes assessed against or levied upon its fixtures, furnishing, equipment and personal property of Lessee located in the Leased Premises, if nonpayment thereof shall or would give rise to a lien on the Property, the Building or any part thereof, and when possible, Lessee shall cause said fixtures, furnishings, equipment and personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's fixtures, furnishings, equipment and personal property shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's fixtures, furnishings, equipment or personal property.


37. ESTOPPEL CERTIFICATE: Lessee agrees, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor's designee,, including without limitation, the present or any future holder of any mortgage(s) and/or deed(s) or trust and/or ground lease(s) and/or underlying lease(s) on the Leased Premises, or any prospective purchaser of the Property, Leased Premises or the Building, an estoppel certificate stating that this Lease is in full force and effect, the date to which Monthly Rent, Additional Rent and other charges have been paid, the unexpired Lease Term, whether or not Lessor is in default hereunder, and the nature of any such default, and such other matters pertaining to this Lease as may be reasonably requested by Lessor.

     If Lessee fails or refuses to execute, acknowledge and deliver any such instrument within fifteen (15) days after written demand, Lessor will be entitled to execute, acknowledge and deliver any such instrument on behalf of Lessee as Lessee's attorney-in-fact (Lessee hereby constituting and irrevocably appointing Lessor as Lessee's attorney-in-fact for such purpose).


38.  MISCELLANEOUS:

A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

C. Failure of Lessor to insist, in any or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained shall not be construed as a waiver, or a relinquishment for the future, or such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of Monthly Rent and Additional Rent with knowledge of a breach in any of the terms, covenants or conditions of the Lease to be kept or performed by Lessee shall not be deemed waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.


39. INVALIDITY OF PARTICULAR PROVISIONS: If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such illegality, invalidity, or unenforceability is, in the sole determination of Lessor, essential to the rights of both parties in which event Lessor has the right to terminate this Lease on written notice to Lessee.


40. GOVERNING LAW: This lease shall be governed by and interpreted under the laws of the state in which the Leased Premises is located.

IN WITNESS WHEREOF, THE LESSOR AND LESSEE HAVE EXECUTED THIS LEASE ON THE DAY AND YEAR FIRST WRITTEN ABOVE

          LESSOR:                            LESSEE:

     BY:  NORWEST                            BY:  /s/ Jodi Uecker-Rust
         -----------------------------           ------------------------------
     ITS:                                    ITS: Vice President, Operations
         -----------------------------           ------------------------------

     BY:  /s/ Rick Gartner                   BY:
         -----------------------------           ------------------------------
     ITS: Vice President                     ITS:
         -----------------------------           ------------------------------

                                 LEASED PREMISES




                                  [Floor Plan]








                                    EXHIBIT A

                          LESSEE IMPROVEMENT AGREEMENT


There are no improvements warranted or implied in conjunction with this Lease. Lessee has accepted the Leased Premises "as is".










                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS:



At times, it may be necessary to implement certain operating rules to govern occupancy of the Building in a manner which is beneficial to the occupants of the Building including both Lessor and Lessee. A true, correct and complete copy of the Rules and Regulations for the Building as of the date of this Lease is as follows below.

1. The sidewalks, driveways, parking areas, entries, passages, stairways and elevators shall not be obstructed by Lessee, its agents, contractors, licensees or invitees or used by them for any purpose other than ingress and egress to and from the Leased Premises.

2. Furniture, equipment or supplies shall be moved in or out of the Building only upon the stairway or entrance designated by Lessor and then only during such hours and in such manner as may be prescribed by Lessor.

3. Subject to Lessor's written approval, Lessee shall not place upon any portion of a floor in the Leased Premises a floor load exceeding fifty (50) pounds per square foot.

4. Lessee assumes responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured after normal Business Hours.

5. No animals shall be allowed anywhere in the Leased Premises or Building at any time except those necessary to aid the disabled.

6. Lessee shall not allow anything to be placed on the outside window ledges of the Building, nor shall anything be thrown by Lessee, it agents or employees, out of the windows or doors, or down the stairways, elevator shaft, or skylights of the Building.

7. Lessee, it agents, contractors, licensees or invitees will cooperate with the Lessor in the removal and temporary parking of any vehicles to allow for maintenance of any parking lots associated with the Property, Building or Leased Premises.






                                    EXHIBIT C